                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of CTI Group (Holdings) Inc. on Form S-8 (No. 333-01475) of our report dated July 29, 1998, except for Note 3 (as identified in the 1998 Annual Report on Form 10-KSB) as to which the date is November 13, 1998 appearing in the Annual Report on Form 10-KSB of CTI Group (Holdings) Inc. for the year ended March 31, 1999.




Zelenkofske Axelrod & Co., CPA's Inc.
Jenkintown, PA
June 29, 1999












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